SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

FAMILY HEALTHCARE SOLUTIONS, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Family Healthcare Solutions, Inc.
598 Broadway, 3rd Floor
New York, NY 10012
(646) 839-5500

INFORMATION STATEMENT
(Definitive)

July 23, 2007

GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Family Healthcare Solutions, Inc., a Nevada Corporation (the “Company”, “us”, “we” or “our”), to notify such Stockholders that on or about or about July 5, 2007, the Company received written consents in lieu of a meeting of Stockholders from the holders of 39,568,677 shares representing approximately 54.22% of the 72,978,695 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") (1) authorizing the Company's Board of Directors, to amend the Articles of incorporation to change the Company’s name to Mega Media Group, Inc.; and (2) amend the Articles of incorporation to increase the Company’s authorized stock to 500,000,000 shares of common stock, par value $.001.

On July 5, 2007, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on July 5, 2007, in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the acquisition of additional businesses in the Company's industry which will create a more liquid public market for its common stock. In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified. No assurances can be given that such acquisitions will be achieved.

Accordingly, it was the Board's opinion that the restructuring transactions described above would better position the Company to attract potential business candidates and provide the stockholders of the Company with the greatest potential return. The Board approved the above actions on July 5, 2007 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on July 5, 2007.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

The Board of Directors of the Company has adopted a resolution to change the name of the corporation from "Family Healthcare Solutions, Inc." to "Mega Media Group, Inc."  The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to the Corporate Name Change.  Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval.  We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to change the name of the Company, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14Cpromulgated thereunder, the Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The Corporate Name Change has been approved because the new name better represents the Company's new business focus.  The Company was formed as a Nevada corporation on April 9, 1998 as Oasis Entertainment's Fourth Movie Project, Inc. for the purpose of producing low-budget films for theatrical, cable and video release.  The Company has been in the development stage since its inception and had minimal business operations prior to the Exchange.  In November 1999, the Company produced one full-length movie intended for video and cable release but was unsuccessful in selling or distributing the movie and stopped producing movies.  As a result, on September 19, 2003, the Company changed is name to Family Healthcare Solutions, Inc. to explore opportunities in the family health care industry, which also proved unsuccessful.

On June 20, 2007 the Company shareholders, Mega Media Group, Inc., a New York Corporation (“Mega Media” or “MMG”), and certain Mega Media shareholders and note holders entered into a Stock Purchase and Share Exchange Agreement pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Mega Media owned by the MMG Shareholders, making Mega Media a wholly owned subsidiary of the Company.  In this regard, Mega Media’s subsidiaries offer a broad range of services, including talent management, corporate and lifestyle branding, music publishing, recording, music production and distribution, video production and distribution, radio broadcasting and Russian ethnic programming. In addition to the aforementioned services, Mega Media also invests in and develops various entertainment properties, balancing acquisitions of existing media properties, such as purchasing existing recordings and publishing catalogs with an earnings history, with the development and acquisition of newer media ventures, such as mobile and new technology media projects, and signing and developing emerging musical artists.

The adoption of “Mega Media Group, Inc." as the new name more clearly and accurately describes the new business focus of the Company.  With the name “Family Healthcare Solutions,, Inc.", there is no clear relationship to the Company's current business activities. The name "Mega Media Group, Inc." should allow the Company to develop a clearer and more recognizable identity in the marketplace.

Certificates for the Company's common stock that recite the name "Family Healthcare Solutions, Inc." will continue to represent shares in the Company after the Corporate Name Change has become effective.  If, however, a stockholder wishes to acquire a certificate reciting the name "Mega Media Group, Inc." after the effectiveness of the Corporate Name Change, the stockholder may do so by surrendering its certificate to the Company's transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

The Company's transfer agent is:

Madison Stock Transfer
1688 East 16th Street, Suite 7
Brooklyn, NY 11229
Tel: (718) 627-4453
Fax: (718) 627-6341

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Our Articles of Incorporation currently authorize the issuance of 100,000,000 shares of common stock, par value $.001 per share.  Our board has unanimously adopted, subject to stockholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 500,000,000, par value $.001 per share.

Approval of the amendment to our Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal.

The purpose of increasing the number of authorized shares of common stock is to provide additional shares which will be issued to fulfill possible future financings and such other corporate purposes as the Board of Directors determines in its discretion.  The increase in the number of authorized shares of common stock would enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

After filing the amendment, the board of directors is authorized to issue any of the additional shares of common stock at such times, to such persons and for such consideration as it may determine in its discretion.  When and if they issued, these additional shares of common stock would have the same rights and privileges as the presently issued and outstanding shares of common stock.

The issuance of any additional shares of common stock would also have the effect of diluting the equity interests of existing stockholders and the earnings per share of existing shares of common stock.  Such dilution may be substantial, depending upon the amount of shares issued.

The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock.

PROCEDURE FOR APPROVAL OF AMENDMENTS TO OUR ARTICLES OF INCORPORATION; APPROVAL REQUIRED

The Nevada General Corporation Law requires that, in order for us to amend our Articles of Incorporation, such amendment must be approved by our Board of Directors and approved by a majority or the outstanding shares entitled to vote.  The Nevada General Corporation Law also provides than any action which may be taken at a meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

On July 5, 2007, the record date for determination of the shareholders entitled to receive this Information Statement, there were 72,978,695 shares of common stock outstanding.  The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote or our shareholders.  We needed the affirmative vote of at least a majority of the outstanding shares of our common stock to approve the increase of authorized shares.  Our board of directors, by its unanimous written consent, adopted a resolution to increase the number of authorized shares of common stock.  By Action of Written Consent, dated July 5, 2007, holders representing 39,568,677 shares of issued and outstanding common stock or approximately 54.22% of the shares of outstanding common stock approved the increase in the number of authorized shares of common stock.

EFFECTIVE DATE OF AMENDMENT

The amendment to our Articles of Incorporation will become effective upon the filing with the Nevada Secretary of State of a Certificate of Amendment to our Articles of Incorporation.  The Certificate of Amendment will be filed on August 6, 2007.

OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholder, July 5, 2007, the Company had 72,978,695 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

         On July 5, 2007, the holders of 39,568,677 shares (or approximately 54.22% of the 72,978,695shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

         The Nevada Revised Statutes provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock, as of July 23, 2007, taking into account the consummation of the Exchange, by: (i) each director; (ii) each person who is known to us to be the beneficial owner of more than 5%of our outstanding common stock; (iii) each of our executive officers named in the Summary Compensation Table; and (iv) all our current executive officers and directors of as a group. Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(2)

Common Stock	Aleksandr Shvarts(1) (3)	9,091,168	12.46%

Common Stock	David Kokakis, Esq.(1)	3,866,666	5.30%

Common Stock	Gennady Pomeranets CPA(1)	1,270,885	1.74%

Common Stock	Dr. Lev Paukman(1)	7,861,222	10.77%

Common Stock	Eric Schwartz(1) (3)	5,571,168	7.63%

Common Stock	Elan Kaufman(1)	10,129,301	13.88%

Common Stock	All officers and directors as a group (6 in number)	37,790,410	51.78%

(1) The person listed is an officer and/or director of the Company and the address for each beneficial owner is 598 Broadway, 3rd Floor, New York, New York 10012.

(2) Based on 72,978,695 common shares issued and outstanding as of July 23, 2007.

(3) Aleksandr Shvarts and Eric Schwartz are brothers.

DISSENTER’S RIGHTS OF APPRAISAL

        The Stockholders have no right under the Nevada Revised Statutes, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

       The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007;
2.	Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006;
3.	Annual Report on Form 10-K for the year ended September 30, 2006; and
4.	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006; and

Dated July 23, 2007

By Order of the Board of Directors
/s/ Aleksandr Shvarts Aleksandr Shvarts Chairman of the Board of Directors and Chief Executive Officer